UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2024

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 4100	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On April 9, 2024, the board of directors (the “Board”) of Cardlytics, Inc. (the “Company”) appointed Liane Hornsey to serve as a director of the Company and as a member of the compensation committee of the Board (the “Compensation Committee”). Ms. Hornsey will serve as a Class III director whose term will expire at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”). In addition, effective upon the Annual Meeting, Ms. Hornsey will serve as chairperson of the Compensation Committee.
There is no arrangement or understanding between Ms. Hornsey and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Ms. Hornsey and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Ms. Hornsey requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Ms. Hornsey is set forth below.
Liane Hornsey, age 65, is currently Executive Vice President and Advisor to the Chief Executive Officer at Palo Alto Networks, a position she has held since January 2024, having previously served as its Chief People Officer from 2018 to January 2024. Prior to Palo Alto Networks, Ms. Hornsey served as the Chief People Officer at Uber from 2017 to 2018 and the Chief Administrative Officer and Operating Partner at SoftBank Group from 2015 to 2016. Prior to those roles, Ms. Hornsey spent nearly a decade at Google from 2006 to 2015, leading People Operations for Google’s Global Business. Earlier in her career, she held senior roles at lastminute.com Group, Virgin Media and BMG Music. Ms. Hornsey earned her B.A. in English Literature from Newcastle University in the United Kingdom.
In accordance with the Company’s compensation policy for non-employee directors, upon her commencement of service as a director, Ms. Hornsey was granted 1,326 restricted stock units, which will vest in full on the first anniversary of the grant date, provided that Ms. Hornsey is, as of such vesting date, then a director of the Company. Additionally, Ms. Hornsey will be entitled to receive a $30,000 annual retainer for her service as director and a $10,000 annual retainer for her service as a member of the Compensation Committee (increasing to $15,000 upon her appointment as chair of the Compensation Committee following the Annual Meeting). At each annual stockholder meeting following which Ms. Hornsey’s term as a director continues, Ms. Hornsey will be entitled to receive an additional restricted stock unit award with a grant date fair value of $165,000 (provided that in no event will the award exceed 11,000 shares), which award will vest in full on the first anniversary of such grant date, provided that she is, as of such vesting date, then a director of the Company. Ms. Hornsey has also entered into the Company’s standard form of indemnification agreement.
ITEM 7.01 REGULATION FD DISCLOSURE
On April 9, 2024, the Company issued a press release announcing the appointment of Ms. Hornsey.
A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit	Exhibit Description
99.1	Press release dated April 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	April 9, 2024	By:	/s/ Alexis DeSieno
Alexis DeSieno
Chief Financial Officer (Principal Financial and Accounting Officer)